 EXHIBIT 99.1
Citizens Community Bancorp, Inc. Earns $3.1 Million, or $0.28 Per Share in 2Q20.
SBA Paycheck Protection Program Loan Production of $137 Million,
Record Mortgage Originations of $82 Million

EAU CLAIRE, WI, July 30, 2020 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $3.1 million, or $0.28 per diluted share for the quarter ended June 30, 2020, compared to $2.6 million, or $0.23 per diluted share for the previous quarter ended March 31, 2020. Tangible book value per share (non-GAAP)5 was $10.31 at June 30, 2020 compared to $9.80 at March 31, 2020. This increase in tangible book value reflects the second quarter net income of $3.1 million, quarterly increase in accumulated other comprehensive income of $1.6 million and a reduction of intangibles of $0.9 million, including a reduction of $0.5 million from the sale of the Wells Insurance Agency. For the six months ended June 30, 2020, earnings totaled $5.7 million, or $0.51 per share compared to earnings of $5.1 million, or $0.46 per share for the six months ended June 30, 2019.
The Company’s second quarter operating results reflected: (1) improved asset quality, (2) interest income benefiting from fee accretion on SBA Payment Protection Program (“PPP”) originations and accretion from purchase credit impaired (“PCI”) loans, (3) a continued robust refinancing market which lead to all-time high gains on sale of mortgage loans, (4) higher loan loss provisions, primarily due to increasing our COVID-19-related qualitative allowance factor, (5) lower net interest margin related to the addition of low yielding SBA PPP loans and further reductions in short term interest rates, and (6) higher non-interest expenses due to increased impairment of mortgage servicing right assets and variable compensation on all-time high mortgage loan production.

“We were pleased with asset quality improvements evidenced by reductions in special mention and substandard loans and the accretion of interest on PCI loans. Deferments tapered off as the quarter progressed and ended the quarter at 15% of total loans. We found through our client outreach, focused on high risk segments and larger borrowers covering approximately $700 million in loans, that businesses remained optimistic but that more visibility on the reopening of the economy in their markets is needed for them to better assess future prospects.” said Stephen Bianchi, Chairman, President and Chief Executive Officer. “The development of our mortgage banking platform over the last three years and the team’s commitment to long hours allowed us to take advantage of heavy refinance activity and accelerating purchase market to recognize all-time high gains on sale and loan servicing income.  During the COVID-19 shutdown, we evaluated our business and began the implementation of a restructuring plan which began with the sale of Wells Insurance Agency,” continued Bianchi.
June 30, 2020 Highlights: (as of or for the 3-month period ended June 30, 2020, compared to March 31, 2020)

•
Non-performing assets declined to $17.4 million or 1.08% of total assets at June 30, 2020 from $19.2 million or 1.28% of total assets at March 31, 2020. With the payoff of certain purchased credit impaired loans in the second quarter of 2020, the Company realized loan accretion of approximately $0.3 million, which is reflected in interest income, and positively impacts net interest margin.

•
SBA PPP loan production of $137 million increased loans receivable to $1.28 billion at June 30, 2020 compared to $1.18 billion at March 31, 2020. The strong SBA PPP loan growth was partially offset by reductions in the acquired loan portfolio of $33 million. Loan growth was also offset by principal reductions in the community banking portfolio of $7.2 million in residential mortgage loans and $4.4 million of principal repayments on indirect paper.

•
The net interest margin, excluding purchase accounting related accretion, was 3.19% for the quarter ended June 30, 2020 compared to 3.27% for the previous quarter. This decrease was largely due to two components. First, the impact of modestly lower yielding SBA PPP loans during the second quarter reduced the net interest margin by 4 bp. Secondly, the reduction in interest income recognized on nonaccrual loan payoffs during the current quarter compared to the previous quarter reduced the net interest margin by 4 bp. Although asset yields decreased due to the swift first quarter reduction in interest rates, this impact was offset by lower liability yields, partially due to the increase in non-interest bearing checking deposit growth. While reducing the overall margin percentage, net interest income grew as the Company recognized $0.8 million interest income on the SBA PPP loans, which included $0.5 million of deferred origination fees on the SBA PPP loans.

•
The reported net interest margin (“NIM”) decreased to 3.34% for the quarter ended June 30, 2020, from 3.64% for the quarter ended March 31, 2020. The decrease primarily related to lower realized non-accretable differences included in loan interest income, as payoffs of certain purchased credit impaired loans were higher in the prior quarter and to a lesser extent, the changes discussed above.

•
The Bank recorded provision for loan losses of $1.75 million for the quarter ended June 30, 2020. In continued anticipation of a COVID-19 related adverse economic impact, management reserved $1.25 million increasing the allowance for loan losses allocated to COVID-19 to $2.00 million. Various “Stay-at-Home Orders” continued to result in temporary business closures, reduced operating capacity and uncertainty regarding potential future revenue and cash flows for certain businesses, including bank borrowers. Approximately $100 thousand of the provision was related to loan portfolio growth in the quarter. The remaining provision was related to the impact of net loan charge-offs of $212 thousand and necessary increases in specific and unallocated allowance for loan losses. In the first quarter of 2020, approximately $750 thousand of provision for loan losses was due to COVID-19, $600 thousand was due to loan growth with the remaining $650 thousand due to increases in specific and unallocated allowances, and net charge-offs of $485 thousand.

•
Hotels and restaurants represent our portfolios’ two industry sectors most directly and adversely affected by the COVID-19 pandemic. These sectors loans totaled approximately $109 million and $42 million, respectively, at June 30, 2020.

•
As of June 30, 2020, the Bank had approved $197 million of COVID-19 related modifications under Section 4013 of the CARES Act, primarily consisting of payment deferrals. Hotel industry sectors represent approximately $78 million of the approved deferrals and restaurant industry sectors represent $25 million. Approximately, $39 million of approved deferrals are in the non-owner occupied CRE sector, where many of these are to facilitate landlords providing payment deferrals for their tenants.

•
Non-interest income increased to $5.0 million for the quarter ended June 30, 2020 from $3.6 million for the quarter ended March 31, 2020. The increase is largely due to higher gains on sale of mortgage loans, modestly offset by lower levels of deposit charges and loan fees and service charges. Higher customer deposit balances led to lower service charges on deposit accounts and muted loan demand resulted in lower loan fees and service charges. Nonrecurring gains of $252 thousand from the sale of Wells Insurance Agency and $131 thousand related to a private-mortgage backed security claim were recorded during the current quarter. The latter represents a supplement to the proceeds received in March 2017 from this private-mortgage backed security previously owned by the Bank and sold in 2011.

•
Total non-interest expense was higher due in part to increased impairment on mortgage servicing rights (“MSR”) due to higher actual and forecasted prepayment rates, higher variable compensation related to higher mortgage loan originations and higher FDIC insurance expense as the final FDIC insurance credit was recognized in the first quarter. These expenses were partially offset by lower professional fees.

Bank and Company capital ratios exceeded regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at June 30, 2020:

	Citizens Community Federal N.A.	Citizens Community Bancorp, Inc.	To Be Well Capitalized Under Prompt Corrective Action Provisions
Tier 1 leverage ratio (to adjusted total assets)	9.9%	7.4%	5.0%
Tier 1 capital (to risk weighted assets)	12.9%	9.7%	8.0%
Common equity tier 1 capital (to risk weighted assets)	12.9%	9.7%	6.5%
Total capital (to risk weighted assets)	14.0%	12.1%	10.0%

Balance Sheet and Asset Quality
Total assets increased $101.8 million during the quarter to $1.61 billion at June 30, 2020 from $1.51 billion at March 31, 2020. The increase is due to the loan portfolio growth due to the origination of SBA PPP loans, partially offset by reductions in the acquired loan portfolio.

Total stockholders’ equity increased to $153 million at June 30, 2020 from $148 million one quarter earlier. This increase reflects second quarter net income of $3.1 million and the positive impact of unrealized gains on the available-for-sale securities portfolio reflected in other comprehensive income. Book value per share was $13.70 at June 30, 2020 compared to $13.27 at March 31, 2020. Tangible book value per share (non-GAAP)5 was $10.31 at June 30, 2020 compared to $9.80 at March 31, 2020. Tangible common equity (non-GAAP)5 as a percent of tangible assets (non-GAAP) was 7.33% at June 30, 2020 compared to 7.45% at March 31, 2020. Tangible common equity (non-GAAP)5 as a percent of tangible assets (non-GAAP) excluding SBA PPP loans was 8.03% at June 30, 2020.

The temporary deterioration in the valuation of the Bank’s investment in Trust Preferred Securities and Student Loan Paper realized in March due to market turmoil, moderated in June. At June 30, 2020, accumulated other comprehensive income increased to a $19 thousand unrealized gain compared to an unrealized loss of $1.6 million at March 31, 2020. “As we discussed last quarter, the unrealized loss at March 31, 2020 was considered to be a temporary event and was not related to long-term credit deterioration in the portfolios. Volatility in interest rates and pricing spreads will impact the market values of our available for sale investment portfolio securities,” said Jim Broucek, Executive Vice President and CFO.

Gross loans increased to $1.29 billion at June 30, 2020 from $1.19 billion primarily due to the origination of $137.3 million of SBA PPP loans. Both multi-family real estate and construction and land development loans grew during the quarter while all other loan categories reflected net loan reductions during the quarter.

The originated loan portfolio remained flat with the prior quarter at $790 million before the impact of the $137 million growth in SBA PPP loan originations. Acquired loans declined to $366.7 million in the current quarter from $399.6 million in the previous quarter. All acquired loans were marked to fair value as of the acquisition date.

The allowance for loan and lease losses increased to $13.4 million at June 30, 2020 representing 1.04% of loans receivable or 1.16% of loans receivable, excluding the 100% SBA guaranteed PPP loans. A significant portion of the current loan portfolio includes loans purchased through whole bank acquisitions resulting in purchased credit impairments which are not included in the allowance for loan losses. The allowance for loan and lease losses was $11.8 million at March 31, 2020, representing 1.00% of total loans. The increase in the allowance was primarily due to loan loss provisions largely associated with anticipated COVID-19 adverse economic impacts. In addition, the June 2020 provision included modest growth in unallocated and specific reserves and approximately $100 thousand related to loan growth. Net charge-offs decreased in this quarter to $212 thousand compared to $485 thousand for the previous quarter.

One of the Company’s strategic objectives for 2020 was to reduce nonperforming assets and classified assets.
Nonperforming assets decreased to $17.4 million or 1.08% of total assets at June 30, 2020 compared to $19.2 million or 1.28% of total assets at March 31, 2020. Classified assets decreased approximately $3 million during the quarter to $36.7 million. Included in classified assets are agricultural real estate loans of approximately $9.4 million at June 30, 2020 compared to $10.2 million at March 31, 2020. Agricultural operating loans decreased to $1.9 million at June 30, 2020 compared to $2.2 million at March 31, 2020.

The table below shows the decreases in substandard loans by quarter since the first impact of the F&M acquisition on September 30, 2019 levels. While special mention loans increased in the first quarter of 2020, the growth moderated in the second quarter of 2020.

	(in thousands)
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Special mention loan balances	$19,958	$19,387	$10,856	$12,959
Substandard loan balances	35,911	38,393	39,892	38,527
Balances, end of period	$55,869	$57,780	$50,748	$51,486
Acquired loans represent much of the reduction in non-performing loans and classified loans. The table below shows the changes in the Bank’s non-accretable difference on purchased credit impaired loans. The second table below shows the changes in the Bank’s accretable loan discounts which were established at acquisition. The Bank has transferred non-accretable differences on purchased credit impaired loans to accretable discounts as collateral coverage improved sufficiently, due to a combination of principal paydowns and/or improving collateral positions. This transferred non-accretable difference to accretable discounts is accreted over the remaining maturity of the loan or until payoff, whichever is shorter.
Non-accretable differences:

	(in thousands)
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Non-accretable difference, beginning of period	$4,327	$6,290	$6,737	$3,889
Additions to non-accretable difference for acquired purchased credit impaired loans	—	—	(170)	2,898
Non-accretable difference realized as interest from payoffs of purchased credit impaired loans	(196)	(1,043)	(271)	(50)
Transfers from non-accretable difference to accretable discount.	(741)	(669)	—	—
Non-accretable difference used to reduce loan principal balance	(35)	—	—	—
Non-accretable difference transferred to OREO due to loan foreclosure	—	(251)	(6)	—
Non-accretable difference, end of period	$3,355	$4,327	$6,290	$6,737

The table below provides the changes in accretable discount for acquired loans.
Accretable discounts:

	(in thousands)
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Accretable discounts, beginning of period	$3,637	$3,201	$3,435	$2,855
Additions to accretable discount for acquired performing loans	—	—	—	814
Accelerated accretion from payoff of certain PCI loans with transferred non-accretable differences	(99)	—	—	—
Transfers from non-accretable difference to accretable discount	741	669	—	—
Scheduled accretion	(247)	(233)	(234)	(234)
Accretable discounts, end of period	$4,032	$3,637	$3,201	$3,435

Deposits increased $92 million to $1.27 billion at June 30, 2020 compared to $1.18 billion at March 31, 2020. Retail non-maturity deposits increased $35 million in the quarter and commercial non-maturity deposits increased $91 million in the quarter. Approximately $16 million of the commercial non-maturity deposits related to growth from customers who borrowed under the SBA PPP program and were depositors at the Bank. Approximately $3 million of the commercial non-maturity deposit growth was growth in deposit accounts for SBA PPP loan customers who did not have a lending or deposit relationship with the Bank prior to the pandemic. The strong non-maturity deposit growth allowed the Company to reduce the use of higher-cost brokered and institutional deposits by $23 million to $20 million at June 30, 2020. Additionally, retail certificates of deposit decreased by $11 million as the Company chose not to match higher rate local retail certificate competition.

Total stockholders’ equity increased to $153 million at June 30, 2020 from $148 million one quarter earlier. This increase reflects second quarter net income of $3.1 million and the positive impact of unrealized gains on the available-for-sale securities portfolio reflected in other comprehensive income. Book value per share was $13.70 at June 30, 2020 compared to $13.27 at March 31, 2020. Tangible book value per share (non-GAAP)5 was $10.31 at June 30, 2020 compared to $9.80 at March 31, 2020. Tangible common equity (non-GAAP)5 as a percent of tangible assets (non-GAAP) was 7.33% at June 30, 2020 compared to 7.45% at March 31, 2020.

The temporary deterioration in the valuation of the Bank’s investment in Trust Preferred Securities and Student Loan Paper realized in March due to market turmoil, moderated in June. At June 30, 2020, accumulated other comprehensive income increased to a $19 thousand unrealized gain compared to an unrealized loss of $1.6 million at March 31, 2020. “As we discussed last quarter, the unrealized loss at March 31, 2020 was considered to be a temporary event and was not related to long-term credit deterioration in the portfolios. Volatility in interest rates and pricing spreads will impact the market values of our available for sale investment portfolio securities,” said Jim Broucek, Executive Vice President and CFO.

Effective March 20, 2020, the Company suspended its stock repurchase plan. On July 23, 2020, the Board of Directors of the Company accelerated the time period the buyback authorization ended from September 30, 2020 to July 23, 2020.

Review of Operations
Net interest income was $12.3 million for the second quarter of 2020, compared to $12.7 million for the first quarter of 2020, and $10.1 million for the quarter ended June 30, 2019. The net interest margin decreased to 3.34% for the second quarter of 2020 compared to 3.64% in the preceding quarter and increased from 3.30% for the quarter ended June 30, 2019. For the quarter ended June 30, 2020, the decrease in net interest margin primarily related to lower realized non-accretable differences included in loan interest income, as payoffs of certain purchased credit impaired loans were higher in the prior quarter. Additionally, interest income recognized on nonaccrual loan payoffs from the previous quarter, decreased the interest margin in the current quarter by 0.04% and the impact of modestly lower yielding SBA PPP loans during the second quarter, lowered the net interest margin by an additional 0.04%. While asset yields decreased due to the swift first quarter reduction in interest rates, this impact was partially offset by lower liability yields, influenced by the increase in non-interest bearing checking deposit growth. While reducing the overall margin percentage, net interest income grew as the Company recognized $0.8 million interest income on the SBA PPP loans. This was largely due to the recognition of $0.5 million of deferred origination fees on the SBA PPP loans.

Net interest income and net interest margin with and without loan purchase accounting:
(in thousands, except yields and rates)

	Three months ended
	June 30, 2020		March 31, 2020		December 31, 2019		June 30, 2019
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
With loan purchase accretion	$12,303	3.34%	$12,671	3.64%	$11,775	3.41%	$10,083	3.30%
Less non-accretable difference realized as interest from payoff of purchased credit impaired loans	(196)	(0.05)%	(1,043)	(0.30)%	(271)	(0.08)%	(56)	(0.02)%
Less accelerated accretion from payoff of certain PCI loans with transferred non-accretable differences	(99)	(0.03)%	—	—%	—	—%	—	—%
Less scheduled accretion interest	(247)	(0.07)%	(233)	(0.07)%	(233)	(0.07)%	(194)	(0.07)%
Without loan purchase accretion	$11,761	3.19%	$11,395	3.27%	$11,271	3.26%	$9,833	3.21%

The yield on interest earning assets was 4.32% for the second quarter of 2020, compared to 4.85% the prior quarter, and 4.68% for the second quarter one year earlier. The decrease in the most recent quarter was largely due to a reduction in loan accretion from the payoff of purchased credit impaired loans. Furthermore, the addition of low yielding SBA PPP loans along with loans and investments repricing to lower rates, decreased the yields on interest earning assets. In the first quarter, the yield was elevated by the accretion of discounts associated with the payoff of purchased credit impaired loans. The cost of interest-bearing liabilities decreased to 1.16 % for the second quarter from 1.46% one quarter earlier and 1.63% one year earlier. The primary decrease in the second quarter funding costs was due to lower deposit costs as the Bank repriced various deposit products. For the six months ended June 30, 2020, the net interest margin was 3.48% compared to 3.36% for the same time period one year earlier largely due to the increase in loan accretion from the payoff of purchased credit impaired loans.

Loan loss provisions were $1.75 million for the quarter ended June 30, 2020 compared to $2.0 million for the quarter ended March 31, 2020 and $325 thousand one year earlier. Various businesses, as determined through our outreach, remained optimistic, but these businesses acknowledged more visibility on the reopening of the economy in their markets is needed for them to better assess their future prospects. This uncertainty, and until the full effect of the COVID-19 pandemic becomes clearer, will continue to impact future loan loss provisions. For the six months ended June 30, 2020, provisions for loan losses were $3.75 million compared to $1.55 million for the six months ended June 30, 2019.

Non-interest income was $5.0 million for the second quarter compared to $3.6 million the preceding quarter and $5.2 million the second quarter one year ago when a gain on branch sale of $2.3 million was recognized. The current quarter reflects $1.8 million in gains on the sale of loans versus $780 thousand the prior quarter and $573 thousand for the second quarter ended June 30, 2019. Loan servicing income also increased in the current quarter to $1.3 million from $685 thousand the prior quarter and $634 thousand one year earlier. Service charges on deposit accounts declined to $345 thousand during the current quarter from $560 thousand as more customers had larger deposit balances, due in part to SBA PPP funds deposited into their accounts. Loan fee and service charge income declined to $244 thousand for the quarter ended June 30, 2020 from $477 thousand the prior quarter due primarily to lower commercial customer activity. The Company sold the Wells Insurance Agency at the end of the quarter ended June 30, 2020, realizing a net gain of $252 thousand. With the sale of the Agency, the Company reduced intangible assets assigned to the customer list by $470 thousand. During the quarter ended June 30, 2020, the Company recognized $131 thousand of non-interest income related to a private-mortgage backed security claim. This distribution represents a supplement to the proceeds received in March 2017 from this private-mortgage backed security previously owned by the Bank and sold in 2011. For the six months ended June 30, 2020, total non-interest income was $8.6 million compared to $7.6 million for the same period one year earlier.

Total non-interest expense increased to $11.4 million for the second quarter of 2020, compared to $10.7 million in the prior quarter and $9.4 million for the quarter ended June 30, 2019. The increase in total non-interest expense for the current quarter relative to the previous quarter is primarily due to higher variable mortgage production compensation related to all-time high mortgage loan origination activity during the quarter. Additionally, data processing expenses increased modestly due to loan origination activity and larger deposit balances. Mortgage servicing expenses increased to $991 thousand for the quarter ended June 30, 2020 from $736 thousand the prior quarter due to MSR impairment of $650 thousand recognized in the second quarter compared to $480 thousand recognized in the first quarter, largely due to the impact of higher actual and forecasted prepayment rates. The increase in non-interest expenses also reflected increased FDIC insurance costs, offset by lower professional fees. For the six months ended June 30, 2020, total non-interest expenses were $22.1 million compared to $19.3 million for the six months ended June 30, 2019. The impact of the F&M acquisition on July 1, 2019 increased non-interest expense in 2020 in addition to the items discussed above.

Provisions for income taxes were $1.1 million for the second quarter ended June 30, 2020 compared to $937 thousand during the preceding quarter. For the six months ended June 30, 2020, provisions for income taxes were $2.0 million compared to $1.8 million for the six months ended June 30, 2019. The effective tax rate for all periods discussed was 26.5%.

These financial results are preliminary until the Form 10-Q is filed in August 2020.
About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 28 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, Ag operators and consumers, including residential mortgage loans.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include the conditions in the financial markets and economic conditions generally; adverse impacts to the Company or Bank arising from the COVID-19 pandemic; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to maintain our reputation; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; risks related to the ongoing integration of F. & M. Bancorp. of Tomah, Inc. into the Company’s operations; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; changes in federal or state tax laws; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) on March 10, 2020 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, tangible book value per share and tangible common equity as a percent of tangible assets, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.
Net income as adjusted is a non-GAAP measure that eliminates the impact of certain expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees, the gain on sale of branch deposits and fixed assets and the net impact of the Tax Cuts and Jobs Act of 2017, which management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Tangible book value per share and tangible common equity as a percent of tangible assets are non-GAAP measures that eliminate the impact of preferred stock equity, goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.
Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.
Contact: Steve Bianchi, CEO
(715)-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	June 30, 2020 (unaudited)	March 31, 2020 (unaudited)	December 31, 2019 (audited)	June 30, 2019 (unaudited)
Assets
Cash and cash equivalents	$39,581	$41,347	$55,840	$47,008
Other interest-bearing deposits	3,752	4,006	4,744	5,980
Securities available for sale “AFS”	162,716	163,435	180,119	154,760
Securities held to maturity “HTM”	10,541	10,767	2,851	3,828
Equity securities with readily determinable fair value	188	163	246	177
Other investments	15,193	14,999	15,005	12,543
Loans receivable	1,281,175	1,180,951	1,177,380	1,019,957
Allowance for loan losses	(13,373)	(11,835)	(10,320)	(8,759)
Loans receivable, net	1,267,802	1,169,116	1,167,060	1,011,198
Loans held for sale	8,876	3,281	5,893	2,475
Mortgage servicing rights	3,509	3,728	4,282	4,319
Office properties and equipment, net	21,318	21,066	21,106	15,287
Accrued interest receivable	5,855	4,822	4,738	4,452
Intangible assets	6,293	7,175	7,587	6,828
Goodwill	31,498	31,498	31,498	31,474
Foreclosed and repossessed assets, net	734	1,432	1,460	1,387
Bank owned life insurance (“BOLI”)	23,357	23,205	23,063	18,022
Escrow merger settlement proceeds	—	—	—	20,555
Other assets	5,787	5,124	5,757	8,127
TOTAL ASSETS	$1,607,000	$1,505,164	$1,531,249	$1,348,420
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,272,197	$1,180,055	$1,195,702	$1,015,459
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) advances	124,484	123,477	130,971	135,844
Other borrowings	43,595	43,576	43,560	44,551
Other liabilities	13,934	10,123	10,463	9,324
Total liabilities	1,454,210	1,357,231	1,380,696	1,205,178
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 11,150,695; 11,151,009; 11,266,954 and 10,982,008 shares issued and outstanding, respectively	112	112	113	110
Additional paid-in capital	127,734	127,732	128,856	125,822
Retained earnings	25,759	22,690	22,517	18,114
Unearned deferred compensation	(834)	(992)	(462)	(757)
Accumulated other comprehensive income (loss)	19	(1,609)	(471)	(47)
Total stockholders’ equity	152,790	147,933	150,553	143,242
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,607,000	$1,505,164	$1,531,249	$1,348,420
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2020 (unaudited)	March 31, 2020 (unaudited)	June 30, 2019 (unaudited)	June 30, 2020 (unaudited)	June 30, 2019 (unaudited)
Interest and dividend income:
Interest and fees on loans	$14,687	$15,459	$12,976	$30,146	$25,390
Interest on investments	1,199	1,449	1,360	2,648	2,664
Total interest and dividend income	15,886	16,908	14,336	32,794	28,054
Interest expense:
Interest on deposits	2,607	3,180	2,926	5,787	5,519
Interest on FHLB and FRB borrowed funds	448	508	913	956	1,574
Interest on other borrowed funds	528	549	414	1,077	816
Total interest expense	3,583	4,237	4,253	7,820	7,909
Net interest income before provision for loan losses	12,303	12,671	10,083	24,974	20,145
Provision for loan losses	1,750	2,000	325	3,750	1,550
Net interest income after provision for loan losses	10,553	10,671	9,758	21,224	18,595
Non-interest income:
Service charges on deposit accounts	345	560	581	905	1,131
Interchange income	489	464	453	953	791
Loan servicing income	1,315	685	634	2,000	1,188
Gain on sale of loans	1,818	780	573	2,598	881
Loan fees and service charges	244	477	261	721	389
Insurance commission income	195	279	192	474	376
Net gains on investment securities	25	73	21	98	55
Net gain on sale of branch	—	—	2,295	—	2,295
Net gain on sale of insurance agency	252	—	—	252	—
Settlement proceeds	131	—	—	131	—
Other	199	285	228	484	464
Total non-interest income	5,013	3,603	5,238	8,616	7,570
Non-interest expense:
Compensation and related benefits	5,908	5,435	4,604	11,343	9,310
Occupancy	899	1,006	866	1,905	1,820
Office	575	543	528	1,118	1,050
Data processing	1,024	996	868	2,020	1,855
Amortization of intangible assets	412	412	346	824	673
Mortgage servicing rights expense	991	736	306	1,727	497
Advertising, marketing and public relations	303	239	456	542	659
FDIC premium assessment	180	68	146	248	240
Professional services	353	604	575	957	1,400
Gains on repossessed assets, net	(22)	(68)	(90)	(90)	(127)
Other	769	760	784	1,529	1,906
Total non-interest expense	11,392	10,731	9,389	22,123	19,283
Income before provision for income taxes	4,174	3,543	5,607	7,717	6,882
Provision for income taxes	1,105	937	1,500	2,042	1,822
Net income attributable to common stockholders	$3,069	$2,606	$4,107	$5,675	$5,060
Per share information:
Basic earnings	$0.28	$0.23	$0.37	$0.51	$0.46
Diluted earnings	$0.28	$0.23	$0.37	$0.51	$0.46
Cash dividends paid	$—	$0.21	$—	$0.21	$0.20
Book value per share at end of period	$13.70	$13.27	$13.04	$13.70	$13.04
Tangible book value per share at end of period (non-GAAP)	$10.31	$9.80	$9.56	$10.31	$9.56
Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019

GAAP earnings before income taxes	$4,174	$3,543	$5,607	$7,717	$6,882
Merger related costs	—	—	206	—	865
Branch closure costs (1)	—	—	—	—	15
Audit and Financial Reporting (2)	—	—	—	—	358
Net gain on sale of branch (3)	—	—	(2,295)	—	(2,295)
Net gain on sale of insurance agency (4)	(252)	—	—	(252)	—
Settlement proceeds (5)	(131)	—	—	(131)	—
Net income as adjusted before income taxes (6)	3,791	3,543	3,518	7,334	5,825
Provision for income tax on net income as adjusted (7)	1,005	937	943	1,944	1,544
Net income as adjusted after income taxes (non-GAAP) (6)	$2,786	$2,606	$2,575	$5,390	$4,281
GAAP diluted earnings per share, net of tax	$0.28	$0.23	$0.37	$0.51	$0.46
Merger related costs, net of tax	—	—	0.01	—	0.06
Branch closure costs, net of tax	—	—	—	—	—
Audit and Financial Reporting	—	—	—	—	0.02
Net gain on sale of branch	—	—	(0.15)	—	(0.15)
Net gain on sale of insurance agency	(0.02)	—	—	(0.02)	—
Settlement proceeds	(0.01)	—	—	(0.01)	—
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.25	$0.23	$0.23	$0.48	$0.39

Average diluted shares outstanding	11,150,785	11,219,660	10,994,470	11,183,216	10,988,990

(1) Branch closure costs include severance pay recorded in compensation and benefits, accelerated depreciation expense and lease termination fees included in occupancy and other costs included in other non-interest expense in the consolidated statement of operations.
(2) Audit and financial reporting costs include additional audit and professional fees related to the change in our year end from September 30 to December 31, effective December 31, 2018.
(3) Gain on sale of branch resulted from the sale of our sole Michigan office in Rochester Hills.
(4) Gain on sale of insurance agency resulted from the sale of Wells Insurance Agency.
(5) Settlement proceeds includes litigation income from a JP Morgan Residential Mortgage Backed Security (RMBS) claim. This distribution represents a supplement to the proceeds received in March 2017 from a JP Morgan RMBS previously owned by the Bank and sold in 2011.
(6) Net income as adjusted is a non-GAAP measure that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(7) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.

Nonperforming Assets
(in thousands, except ratios)

	June 30, 2020 and Three Months Ended	March 31, 2020 and Three Months Ended	December 31, 2019 and Three Months Ended	June 30, 2019 and Three Months Ended
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$3,221	$3,505	$5,705	$1,732
Agricultural real estate	5,979	7,162	7,568	5,717
Commercial and industrial (“C&I”)	1,306	1,360	1,850	1,785
Agricultural operating	1,496	1,739	1,702	1,915
Residential mortgage	2,666	2,139	2,063	2,298
Consumer installment	119	185	168	165
Total nonaccrual loans	$14,787	$16,090	$19,056	$13,612
Accruing loans past due 90 days or more	1,880	1,670	1,104	880
Total nonperforming loans (“NPLs”)	16,667	17,760	20,160	14,492
Other real estate owned (“OREO”)	692	1,412	1,429	1,354
Other collateral owned	42	20	31	33
Total nonperforming assets (“NPAs”)	$17,401	$19,192	$21,620	$15,879
Troubled Debt Restructurings (“TDRs”)	$13,119	$12,088	$12,594	$10,000
Nonaccrual TDRs	$6,992	$7,711	$7,198	$4,101
Average outstanding loan balance	$1,266,273	$1,172,246	$1,136,330	$1,023,447
Loans, end of period	$1,281,175	$1,180,951	$1,177,380	$1,019,957
Total assets, end of period	$1,607,000	$1,505,164	$1,531,249	$1,348,420
Allowance for loan losses (“ALL”), at beginning of period	$11,835	$10,320	$9,177	$8,707
Loans charged off:
Commercial/Agricultural real estate	—	—	(156)	(225)
C&I/Agricultural operating	(246)	(442)	—	—
Residential mortgage	—	(27)	(16)	(23)
Consumer installment	(65)	(51)	(119)	(48)
Total loans charged off	(311)	(520)	(291)	(296)
Recoveries of loans previously charged off:
Commercial/Agricultural real estate	76	—	—	3
C&I/Agricultural operating	—	—	—	—
Residential mortgage	6	13	3	—
Consumer installment	17	22	31	20
Total recoveries of loans previously charged off:	99	35	34	23
Net loans charged off (“NCOs”)	(212)	(485)	(257)	(273)
Additions to ALL via provision for loan losses charged to operations	1,750	2,000	1,400	325
ALL, at end of period	$13,373	$11,835	$10,320	$8,759
Ratios:
ALL to NCOs (annualized)	1,577.00%	610.05%	1,003.89%	802.11%
NCOs (annualized) to average loans	0.07%	0.17%	0.09%	0.11%
ALL to total loans	1.04%	1.00%	0.88%	0.86%
NPLs to total loans	1.30%	1.50%	1.71%	1.42%
NPAs to total assets	1.08%	1.28%	1.41%	1.18%

Nonperforming Originated / Acquired Assets
(in thousands, except ratios)

	June 30, 2020 and Three Months Ended	March 31, 2020 and Three Months Ended	December 31, 2019 and Three Months Ended	June 30, 2019 and Three Months Ended
Nonperforming assets:
Originated nonperforming assets:
Nonaccrual loans	$3,951	$4,017	$4,285	$4,220
Accruing loans past due 90 days or more	1,455	1,174	946	617
Total originated nonperforming loans (“NPL”)	5,406	5,191	5,231	4,837
Other real estate owned (“OREO”)	270	337	441	70
Other collateral owned	42	20	28	33
Total originated nonperforming assets (“NPAs”)	$5,718	$5,548	$5,700	$4,940
Acquired nonperforming assets:
Nonaccrual loans	$10,836	$12,073	$14,771	$9,392
Accruing loans past due 90 days or more	425	496	158	263
Total acquired nonperforming loans (“NPL”)	11,261	12,569	14,929	9,655
Other real estate owned (“OREO”)	422	1,075	988	1,284
Other collateral owned	—	—	3	—
Total acquired nonperforming assets (“NPAs”)	$11,683	$13,644	$15,920	$10,939
Total nonperforming assets (“NPAs”)	$17,401	$19,192	$21,620	$15,879
Loans, end of period	$1,281,175	$1,180,951	$1,177,380	$1,019,957
Total assets, end of period	$1,607,000	$1,505,164	$1,531,249	$1,348,420
Ratios:
Originated NPLs to total loans	0.42%	0.44%	0.44%	0.47%
Acquired NPLs to total loans	0.88%	1.06%	1.27%	0.95%
Originated NPAs to total assets	0.36%	0.37%	0.37%	0.37%
Acquired NPAs to total assets	0.73%	0.91%	1.04%	0.81%

Allowance for Loan Losses Percentages
(in thousands, except ratios)

	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Originated loans, net of deferred fees and costs	$789,075	$789,346	$762,127	$684,217
C&I SBA PPP loans, net of deferred fees	132,800	—	—	—
Acquired loans, net of unamortized discount	359,300	391,605	415,253	335,740
Loans, end of period	$1,281,175	$1,180,951	$1,177,380	$1,019,957
C&I SBA PPP loans, net of deferred fees	(132,800)	—	—	—
Loans, net of C&I SBA PPP loans and deferred fees	$1,148,375	$1,180,951	$1,177,380	$1,019,957
Allowance for loans losses allocated to originated loans	$12,109	$10,850	$9,551	$8,284
Allowance for loan losses allocated to other loans	1,264	985	769	475
Allowance for loan losses	$13,373	$11,835	$10,320	$8,759
ALL as a percentage of loans, end of period	1.04%	1.00%	0.88%	0.86%
ALL as a percentage of loans, net of C&I SBA PPP loans and deferred fees	1.16%	1.00%	0.88%	0.86%
ALL allocated to originated loans as a percentage of originated loans, net of deferred fees and costs	1.53%	1.37%	1.25%	1.21%

Nonaccrual Loans Rollforward
(in thousands)

	Quarter Ended
	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Balance, beginning of period	$16,090	$19,056	$19,022	$9,871
Additions	1,907	1,811	2,641	7,405
Acquired nonaccrual loans	—	—	—	—
Charge offs	(175)	(452)	(198)	(262)
Transfers to OREO	—	(1,100)	(425)	(236)
Return to accrual status	(1,702)	(120)	(14)	(149)
Payments received	(760)	(2,824)	(1,957)	(2,612)
Other, net	(573)	(281)	(13)	(405)
Balance, end of period	$14,787	$16,090	$19,056	$13,612
Other Real Estate Owned Rollforward
(in thousands)

	Quarter Ended
	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Balance, beginning of period	$1,412	$1,429	$1,348	$2,071
Loans transferred in	—	988	495	236
Sales	(681)	(965)	(378)	(958)
Write-downs	(151)	(49)	(64)	(23)
Other, net	112	9	28	28
Balance, end of period	$692	$1,412	$1,429	$1,354

Troubled Debt Restructurings in Accrual Status
(in thousands, except number of modifications)

	June 30, 2020		March 31, 2020		December 31, 2019		June 30, 2019
	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment
Troubled debt restructurings: Accrual Status
Commercial/Agricultural real estate	19	$1,885	13	$1,125	14	$1,730	14	$2,202
C&I/Agricultural Operating	5	1,199	1	9	2	366	4	478
Residential mortgage	39	2,981	38	3,174	40	3,233	39	3,137
Consumer installment	8	62	8	69	7	67	11	82
Total loans	71	$6,127	60	$4,377	63	$5,396	68	$5,899

Loan Composition (in thousands)	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Originated Loans:
Commercial/Agricultural real estate:
Commercial real estate	$314,390	$313,147	$302,546	$239,051
Agricultural real estate	35,138	35,652	34,026	34,927
Multi-family real estate	90,617	89,474	71,877	75,664
Construction and land development	94,856	81,685	71,467	35,030
C&I/Agricultural operating:
Commercial and industrial	80,369	85,249	89,730	75,186
Agricultural operating	25,813	22,700	20,717	21,776
Residential mortgage:
Residential mortgage	95,664	102,854	108,619	117,585
Purchased HELOC loans	6,861	7,601	8,407	11,125
Consumer installment:
Originated indirect paper	32,031	36,414	39,585	47,391
Purchased indirect paper	—	—	—	11,155
Other consumer	14,175	15,080	15,546	15,229
Originated loans before C&I SBA PPP loans	789,914	789,856	762,520	684,119
C&I SBA PPP loans	137,330	—	$—	—
Total originated loans	$927,244	$789,856	$762,520	$684,119
Acquired Loans:
Commercial/Agricultural real estate:
Commercial real estate	$195,335	$207,003	$211,913	$135,390
Agricultural real estate	43,054	47,766	51,337	57,210
Multi-family real estate	13,022	13,509	15,131	7,759
Construction and land development	15,276	14,233	14,943	17,041
C&I/Agricultural operating:
Commercial and industrial	29,477	36,757	44,004	32,568
Agricultural operating	12,124	15,240	17,063	15,051
Residential mortgage:
Residential mortgage	56,760	62,957	67,713	74,305
Consumer installment:
Other consumer	1,639	2,104	2,640	3,160
Total acquired loans	$366,687	$399,569	$424,744	$342,484
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$509,725	$520,150	$514,459	$374,441
Agricultural real estate	78,192	83,418	85,363	92,137
Multi-family real estate	103,639	102,983	87,008	83,423
Construction and land development	110,132	95,918	86,410	52,071
C&I/Agricultural operating:
Commercial and industrial	109,846	122,006	133,734	107,754
Agricultural operating	37,937	37,940	37,780	36,827
Residential mortgage:
Residential mortgage	152,424	165,811	176,332	191,890
Purchased HELOC loans	6,861	7,601	8,407	11,125
Consumer installment:
Originated indirect paper	32,031	36,414	39,585	47,391
Purchased indirect paper	—	—	—	11,155
Other consumer	15,814	17,184	18,186	18,389
Gross loans before C&I SBA PPP loans	1,156,601	1,189,425	1,187,264	1,026,603
C&I SBA PPP loans	137,330	—	—	—
Gross loans	$1,293,931	$1,189,425	$1,187,264	$1,026,603
Unearned net deferred fees and costs and loans in process	(5,369)	(510)	(393)	98
Unamortized discount on acquired loans	(7,387)	(7,964)	(9,491)	(6,744)
Total loans receivable	$1,281,175	$1,180,951	$1,177,380	$1,019,957

Deposit Composition
(in thousands)

	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Non-interest bearing demand deposits	$223,536	$150,139	$168,157	$140,130
Interest bearing demand deposits	270,116	242,824	223,102	180,001
Savings accounts	185,816	161,038	156,599	148,005
Money market accounts	242,536	243,715	246,430	155,964
Certificate accounts	350,193	382,339	401,414	391,359
Total deposits	$1,272,197	$1,180,055	$1,195,702	$1,015,459

Average balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three months June 30, 2020			Three months ended March 31, 2020			Three months June 30, 2019
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$19,995	$5	0.10%	$31,069	$118	1.53%	$30,076	$171	2.28%
Loans receivable	1,266,273	14,687	4.66%	1,172,246	15,459	5.30%	1,023,447	12,976	5.09%
Interest bearing deposits	3,788	23	2.44%	4,362	27	2.49%	5,967	35	2.35%
Investment securities (1)	174,875	988	2.27%	179,287	1,131	2.54%	158,991	996	2.60%
Other investments	15,160	183	4.86%	15,006	173	4.64%	12,114	158	5.23%
Total interest earning assets (1)	$1,480,091	$15,886	4.32%	$1,401,970	$16,908	4.85%	$1,230,595	$14,336	4.68%
Average interest bearing liabilities:
Savings accounts	$171,285	$99	0.23%	$154,596	$151	0.39%	$147,456	$149	0.41%
Demand deposits	267,429	260	0.39%	234,822	375	0.64%	191,858	383	0.80%
Money market accounts	243,264	350	0.58%	236,470	609	1.04%	164,402	448	1.09%
CD’s	328,543	1,706	2.09%	354,095	1,846	2.10%	336,253	1,765	2.11%
IRA’s	42,117	192	1.83%	42,695	199	1.87%	40,688	181	1.78%
Total deposits	$1,052,638	$2,607	1.00%	$1,022,678	$3,180	1.25%	$880,657	$2,926	1.33%
FHLB advances and other borrowings	186,191	976	2.11%	146,810	1,057	2.90%	165,733	1,327	3.21%
Total interest bearing liabilities	$1,238,829	$3,583	1.16%	$1,169,488	$4,237	1.46%	$1,046,390	$4,253	1.63%
Net interest income		$12,303			$12,671			$10,083
Interest rate spread			3.15%			3.39%			3.05%
Net interest margin (1)			3.34%			3.64%			3.30%
Average interest earning assets to average interest bearing liabilities			1.19			1.20			1.18

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the quarters ended June 30, 2020, March 31, 2020 and June 30, 2019. The FTE adjustment to net interest income included in the rate calculations totaled $0, $0 and $35 thousand for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively.

	Six months ended June 30, 2020			Six months ended June 30, 2019
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$25,532	$123	0.97%	$28,045	$339	2.44%
Loans receivable	1,219,905	30,146	4.97%	1,010,113	25,390	5.07%
Interest bearing deposits	4,075	50	2.47%	6,440	74	2.32%
Investment securities (1)	177,081	2,119	2.41%	157,574	1,943	2.59%
Other investments	15,083	356	4.75%	11,244	308	5.52%
Total interest earning assets (1)	$1,441,676	$32,794	4.57%	$1,213,416	$28,054	4.68%
Average interest bearing liabilities:
Savings accounts	$162,941	$250	0.31%	$155,792	$324	0.42%
Demand deposits	251,125	635	0.51%	190,603	737	0.78%
Money market accounts	239,867	959	0.80%	158,683	831	1.06%
CD’s	341,319	3,552	2.09%	331,543	3,293	2.00%
IRA’s	42,406	391	1.85%	40,272	334	1.67%
Total deposits	$1,037,658	$5,787	1.12%	$876,893	$5,519	1.27%
FHLB advances and other borrowings	180,927	2,033	2.26%	145,986	2,390	3.30%
Total interest bearing liabilities	$1,218,585	$7,820	1.29%	$1,022,879	$7,909	1.56%
Net interest income		$24,974			$20,145
Interest rate spread			3.28%			3.12%
Net interest margin (1)			3.48%			3.36%
Average interest earning assets to average interest bearing liabilities			1.18			1.19

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the six months ended June 30, 2020 and June 30, 2019. The FTE adjustment to net interest income included in the rate calculations totaled $1 thousand and $77 thousand for the six months ended June 30, 2020 and June 30, 2019, respectively.
The following table reports key financial metric ratios based on a net income and net income as adjusted basis:

	Three Months Ended			Twelve Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	December 31, 2019
Ratios based on net income:
Return on average assets (annualized)	0.78%	0.69%	1.23%	0.68%
Return on average equity (annualized)	8.23%	7.01%	11.72%	6.59%
Efficiency ratio (non-GAAP)	66%	66%	61%	73%
Net interest margin with loan purchase accretion	3.36%	3.64%	3.30%	3.37%
Net interest margin without loan purchase accretion	3.21%	3.27%	3.21%	3.26%
Ratios based on net income as adjusted (non-GAAP):
Return on average assets as adjusted[2] (annualized)	0.71%	0.69%	0.77%	0.76%
Return on average equity as adjusted[3] (annualized)	7.47%	7.01%	7.35%	7.44%
Efficiency ratio[4] (non-GAAP)	67%	66%	70%	68%

CITIZENS COMMUNITY FEDERAL N.A.
Selected Capital Composition Highlights

	June 30, 2020 (unaudited)	March 31, 2020 (unaudited)	December 31, 2019 (audited)	June 30, 2019 (unaudited)	To Be Well Capitalized Under Prompt Corrective Action Provisions
Tier 1 leverage ratio (to adjusted total assets)	9.9%	10.3%	10.4%	9.7%	5.0%
Tier 1 capital (to risk weighted assets)	12.9%	12.6%	12.2%	12.2%	8.0%
Common equity tier 1 capital (to risk weighted assets)	12.9%	12.6%	12.2%	12.2%	6.5%
Total capital (to risk weighted assets)	14.0%	13.6%	13.1%	13.1%	10.0%

Reconciliation of Return on Average Assets as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019

GAAP earnings after income taxes	$3,069	$2,606	$4,107
Net income as adjusted after income taxes (non-GAAP) (1)	$2,786	$2,606	$2,575
Average assets	$1,585,421	$1,516,957	$1,334,860
Return on average assets (annualized)	0.78%	0.69%	1.23%
Return on average assets as adjusted (non-GAAP) (annualized)	0.71%	0.69%	0.77%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
Reconciliation of Return on Average Equity as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019

GAAP earnings after income taxes	$3,069	$2,606	$4,107
Net income as adjusted after income taxes (non-GAAP) (1)	$2,786	$2,606	$2,575
Average equity	$149,973	$149,441	$140,561
Return on average equity (annualized)	8.23%	7.01%	11.72%
Return on average equity as adjusted (non-GAAP) (annualized)	7.47%	7.01%	7.35%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019

Non-interest expense (GAAP)	$11,392	$10,731	$9,389
Merger related Costs (1)	—	—	(206)
Branch Closure Costs (1)	—	—	—
Audit and financial reporting (1)	—	—	—
Non-interest expense as adjusted (non-GAAP)	11,392	10,731	9,183
Non-interest income	5,013	3,603	5,238
Net interest margin	12,303	12,671	10,083
Efficiency ratio denominator (GAAP)	17,316	16,274	15,321
Net gain on sale of branch (1)	—	—	(2,295)
Net gain on sale of insurance agency (1)	(252)	—	—
Settlement proceeds (1)	(131)	—	—
Efficiency ratio denominator (non-GAAP)	16,933	16,274	13,026
Efficiency ratio (GAAP)	66%	66%	61%
Efficiency ratio (non-GAAP)	67%	66%	70%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	June 30, 2020	March 31, 2020	June 30, 2019
Total stockholders’ equity	$152,790	$147,933	$143,242
Less: Goodwill	(31,498)	(31,498)	(31,474)
Less: Intangible assets	(6,293)	(7,175)	(6,828)
Tangible common equity (non-GAAP)	$114,999	$109,260	$104,940
Ending common shares outstanding	11,150,695	11,151,009	10,982,008
Book value per share	$13.70	$13.27	$13.04
Tangible book value per share (non-GAAP)	$10.31	$9.80	$9.56

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	June 30, 2020	March 31, 2020	June 30, 2019
Total stockholders’ equity	$152,790	$147,933	$143,242
Less: Goodwill	(31,498)	(31,498)	(31,474)
Less: Intangible assets	(6,293)	(7,175)	(6,828)
Tangible common equity (non-GAAP)	$114,999	$109,260	$104,940
Total Assets	$1,607,000	$1,505,164	$1,348,420
Less: Goodwill	(31,498)	(31,498)	(31,474)
Less: Intangible assets	(6,293)	(7,175)	(6,828)
Tangible Assets (non-GAAP)	$1,569,209	$1,466,491	$1,310,118
Less C&I SBA PPP Loans	(137,330)	—	—
Tangible Assets, excluding C&I SBA PPP Loans (non-GAAP)	$1,431,879	$1,466,491	$1,310,118
Total stockholders’ equity to total assets ratio	9.51%	9.83%	10.62%
Tangible common equity as a percent of tangible assets (non-GAAP)	7.33%	7.45%	8.01%
Tangible common equity as a percent of tangible assets, excluding C&I SBA PPP Loans (non-GAAP)	8.03%	7.45%	8.01%

1Net income as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.

2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.

3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.

4The efficiency ratio as adjusted (non-GAAP) is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and the Company’s ability to use what it has to generate the most profit possible for shareholders relative to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)”.

5Tangible book value per share and tangible common equity as a percent of tangible assets are non-GAAP measure that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)” and “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”.